Exhibit 26 (g) v. a. 4.

AMENDMENT to

SELECTED REINSURANCE AGREEMENTS

in the attached Exhibit

(the “Agreements”)

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,

MML BAY STATE LIFE INSURANCE COMPANY, and

C.M. LIFE INSURANCE COMPANY

(hereinafter the “Ceding Company”)

and

SECURITY LIFE OF DENVER INSURANCE COMPANY

(hereinafter the “Reinsurer”)

As of the effective date of each Agreement, the Amendment Effective Date, the Accelerated Death Benefit Rider (ABR) will be              in the Agreements.

The Ceding Company has              ABR:

1.	policies –

The Reinsurer will              of the policy.

2.	policies –

From the Reinsurer’s perspective,              the ABR.

The methods described above are             .

All terms and conditions of these Agreements not in conflict with the terms and conditions of this Amendment shall continue unchanged.

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IN WITNESS WHEREOF, this Amendment is hereby executed in good faith by both parties:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	Aug 19, 2013
Peter G. Ferris
Vice President & Actuary

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	Aug 19, 2013
Peter G. Ferris
Vice President & Actuary

C.M. LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	Aug 19, 2013
Peter G. Ferris
Vice President & Actuary

SECURITY LIFE OF DENVER INSURANCE COMPANY
(Signed by Hannover Life Reassurance Company of America by Power of Attorney)

By:	/s/ Joan M Paulter	Date:	8/8/13

Print name:	Joan Paulter

Title:	VP

SECURITY LIFE OF DENVER INSURANCE COMPANY
(Signed by Hannover Life Reassurance Company of America by Power of Attorney)

By:	/s/ Sean Conrad	Date:	8/8/13

Print name:	Sean Conrad

Title:	VP

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Exhibit

Effective Date of Agreement	Description	TAI Code	Reinsurer Treaty Number

9/1/1998	VUL

5/1/2001	VUL II/SL14